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                                                                   EXHIBIT 14(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Combined Prospectus and Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated February 15, 2002, relating to the financial statements and financial highlights appearing in the December 31, 2001 Annual Report to Shareholders of Liberty Income Fund, which is also incorporated by reference into the Registration Statement.


PricewaterhouseCoopers LLP
Boston, Massachusetts
March 27, 2002